PAGE 19
                                                                      EXHIBIT 11
                                                                     Page 1 of 2


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS


                                         Three Months       Six Months
                                        Ended June 30,     Ended June 30,
                                     -----------------   ----------------
                                       1994      1993     1994      1993
                                     --------  -------   -------  -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle                $17,324  $39,537   $38,913  $52,091
Preferred stock dividends              (3,953)  (3,909)   (7,906)  (7,960)
                                      -------  -------   -------  -------
Income before cumulative
  effect of change in
  accounting principle
  applicable to common shares          13,371   35,628    31,007   44,131
Cumulative effect of change
  in accounting principle                -        -         -      38,470
                                      -------  -------   -------  -------

Net income applicable to
  common shares                       $13,371  $35,628   $31,007  $82,601
                                      =======  =======   =======  =======

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common
  shares                               85,932   85,155    85,889   85,114
Equivalent common shares
  from stock options                      195      291       236      129
                                      -------  -------   -------  -------
Common and common equivalent
  shares                               86,127   85,446    86,125   85,243
                                      =======  =======   =======  =======

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle                $  0.16  $  0.42   $  0.36  $  0.52
Cumulative effect of change
  in accounting principle                 -        -         -       0.45
                                      -------  -------   -------  -------
Net income per common and
  common equivalent shares            $  0.16  $  0.42   $  0.36  $  0.97
                                      =======  =======   =======  =======


                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                        Three Months        Six Months
                                       Ended June 30,      Ended June 30,
                                      ----------------   ----------------
                                       1994      1993     1994      1993
                                      -------  -------   -------  -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle                $17,324  $39,537   $38,913  $52,091
Cumulative effect of change
  in accounting principle                -        -         -      38,470
                                      -------  -------   -------  -------
Net income applicable to
  common shares                       $17,324  $39,537   $38,913  $90,561
                                      =======  =======   =======  =======

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common shares         85,932   85,155    85,889   85,114
Equivalent common shares from
  stock options                           195      423       236      422
Equivalent common shares from
  conversion of preferred stock         7,899    7,899     7,899    7,899
                                      -------  -------   -------  -------
Common and common equivalent
  shares                               94,026   93,477    94,024   93,435
                                      =======  =======   =======  =======

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle                $  0.18  $  0.42   $  0.41  $  0.56
Cumulative effect of change
  in accounting principle                 -        -         -       0.41
                                      -------  -------   -------  -------
Net income per common and
  common equivalent shares            $  0.18  $  0.42   $  0.41  $  0.97
                                      =======  =======   =======  =======
